UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

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Aptose Biosciences Inc.

(Exact name of registrant as specified in its charter)

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Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105

Toronto, Ontario M2J 4R3

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2022, Aptose Biosciences Inc. entered into an Equity Distribution Agreement (the “EDA”) with JonesTrading Institutional Services LLC, as agent, (the “Agent”) in connection with the establishment of an “at-the-market” sales facility. Under the terms of the EDA, Aptose may, from time to time, issue and sell through the Agent its common shares through “at-the-market” distributions on the Nasdaq Capital Market (“Nasdaq”). Aptose will determine, at its sole discretion, the time, price and number of common shares to be sold under the EDA. Under the EDA, no common shares will be sold on the Toronto Stock Exchange or on other trading markets in Canada. The EDA contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, other obligations of the parties and termination provisions. The Company has no obligation to sell any of the common shares under the EDA.

Any common shares offered and sold in the offering will be issued pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-267801), filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2022 (the “Registration Statement”), including the base prospectus contained therein, the prospectus supplement filed with the Commission on December 12, 2022, which qualifies the offer and sale of common shares having an aggregate offering price of up to $50 million and any applicable additional prospectus supplements related to the offering that form a part of the Registration Statement.

The Agent may sell the common shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including sales made directly through Nasdaq or on any other existing trading market for the common shares. The Agent will use commercially reasonable efforts to sell the common shares from time to time consistent with their normal sales practices and applicable federal rules, regulations and Nasdaq rules, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission up to 3.0% of the gross sales proceeds of any common shares sold through the Agent under the EDA, and also has provided the Agent with customary indemnification and contribution rights.

The foregoing description of the EDA is not complete and is qualified in its entirety by reference to the full text of the EDA, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of McCarthy Tetrault LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

On December 12, 2022, Aptose issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 11, 2022, Aptose issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.2 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 5.1	Opinion of McCarthy Tetrault LLP

Exhibit 10.1	Equity Distribution Agreement, dated December 9, 2022, among Aptose Biosciences Inc. and JonesTrading Institutional Services LLC

Exhibit 23.1	Consent of McCarthy Tetrault LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release, dated December 12, 2022

Exhibit 99.2	Press Release, dated December 11, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2022

APTOSE BIOSCIENCES INC.

By:	/s/ Fletcher Payne
Name:	Fletcher Payne
Title:	Senior Vice President & Chief Financial Officer